Exhibit 10.2

EMPLOYMENT DEATH BENEFIT AGREEMENT

THIS AGREEMENT is entered into effective the              day of             , 200    , by and between Home Depot U.S.A., Inc., a Delaware corporation with its principal place of business in Atlanta, Georgia (hereinafter called “Home Depot”), and                      (hereinafter called “Employee”).

WHEREAS, Employee is a valued employee of Home Depot, and

WHEREAS, as an inducement to Employee’s continued employment, and as an additional compensation to him, Home Depot wishes to assist Employee in providing for the contingency of death.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Home Depot and Employee agree as follows:

1.	Employee Death Benefit. Should the Employee die, while actively in the employ of Home Depot, Home Depot shall pay an amount of money to be calculated as follows: $400,000 less any premiums paid for any life insurance policy or policies which Home Depot may elect to purchase on the life of Employee; that remainder to be divided by one minus the decimal equivalent of the Federal income tax rate applicable to Home Depot at the time of Employee’s death. This calculated amount of money shall hereinafter be referred to as the “Death Benefit”. The Death Benefit shall be paid to the designated beneficiary, otherwise to the Executors or Administrators, as the case may be, of the Employee. The beneficiary may be designated and/or changed at any time by the Employee; however, to be effective it must be in writing and acknowledged by Home Depot.

2.	Post Employment Death Benefit. Should the Employee die, while no longer actively in the employ of Home Depot and previously had completed at least 10 years of continuous employment service for Home Depot, Home Depot shall pay the Death Benefit to the designated beneficiary, otherwise to the Executors or Administrators, as the case may be, of the Employee. The beneficiary may be designated and/or changed at any time by the Employee; however, to be effective it must be in writing and acknowledged by Home Depot.

3.	Assignability. Except to the extent that this provision may be contrary to law, no assignment, pledge, collateralization or attachment of any of the benefits under this Agreement shall be valid or recognized by Home Depot.

4.	Improper Acts of Employee. If in Home Depot’s absolute discretion it is determined that Employee has misappropriated Home Depot’s assets (including tangible or intangible assets), committed illegal acts or otherwise exceeded the authority and responsibility inherent in his position at Home Depot, Home Depot shall have the right to immediately terminate this Agreement.

5.

Non Competition. If Employee has completed at least 10 years of continuous employment service for Home Depot and in Home Depot’s absolute discretion it is determined that Employee has entered into employment which is in competition with Home Depot in the same or similar line of business, Home Depot shall have the right to immediately terminate this Agreement.

6.	Funding of Death Benefit. Home Depot shall not be required to fund its potential obligations under this agreement or to pledge assets as security for its performance hereunder. Employee acknowledges that, should Home Depot elect to fund its potential obligations under this Agreement, Employee shall have no rights or interests in the funds, insurance contracts, investments or accounts so established.

7.	Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and shall not be amended, altered and modified, except by a written instrument signed by each of the parties.

8.	Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his, her, their or its last known address as shown on the records of Home Depot. The date of mailing shall be deemed the date of such mailed notice, consent or demand.

9.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, heirs, successors, assigns, transferees or beneficiaries.

10.	Applicable Law. This Agreement, and the right of the parties hereunder, shall be governed by and construed according to the laws of the State of Georgia.

11.	Not a Contract of Employment. This Agreement is not a contract of employment and shall not give Employee the right to be retained in the employ of Home Depot for any specified length of time, nor does it create any other rights in the Employee or obligations on the part of Home Depot, except those set forth herein.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first written above.

HOME DEPOT U.S.A., INC.	EMPLOYEE

Name: (Signature)	Name (Signature)

Vice President – Risk Management
Name (Printed)